UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3295	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, New York, NY	10174-0002

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 28, 2009 Minerals Technologies Inc. (the "Company") entered into indemnification agreements (the "Indemnification Agreements") with each of the Company's independent directors, as well as certain of the Company's senior executive officers, including Joseph C. Muscari, Chairman of the Board of Directors and Chief Executive Officer, Michael A. Cipolla, Vice President, Corporate Controller and Chief Accounting Officer, Douglas T. Dietrich, Vice President, Corporate Development and Treasury, Kirk G. Forrest, Vice President, General Counsel and Secretary, D. Randy Harrison, Senior Vice President, Organization and Human Resources, William A. Kromberg, Vice President, Taxes, Douglas W. Mayger, Vice President and Managing Director, Specialty Minerals Inc. Performance Minerals, D.J. Monagle, III, Senior Vice President and Managing Director, Specialty Minerals Inc. Paper PCC, John A. Sorel, Senior Vice President and Chief Financial Officer, and William J.S. Wilkins, Senior Vice President and Managing Director, Minteq International Inc. (collectively, the "Indemnified Parties").  A form of the Indemnification Agreements was previously approved by the Company's Board of Directors on January 28, 2009.  The Indemnification Agreements supplement existing indemnification provisions set forth in the Company's organizational documents.  The Company did not have prior indemnification agreements with the Indemnified Parties.

In general, the Indemnification Agreements provide that, subject to the procedures, limitations and exceptions set forth therein, the Company will indemnify the Indemnified Parties for all costs, judgments, penalties, fines, liabilities, amounts paid in settlement and expenses (including all interest, assessments and other charges paid or payable in connection with such expenses) actually and reasonably incurred by or on behalf of the Indemnified Parties in connection with (i) a proceeding other than a proceeding by or in the right of the Company, by reason of the Indemnified Parties' status (the "Corporate Status") as a current or former director, officer, employee, fiduciary or agent of the Company or of any other entity including, but not limited to, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company or by reason of anything done or not done by the Indemnified Parties in any such capacity and (ii) a proceeding by or in the right of the Company by reason of the Indemnified Parties' Corporate Status or by reason of anything done or not done by the Indemnified Parties in any such capacity, to the extent provided by applicable law and as determined proper by the court in which such proceeding is brought.  The Indemnified Parties' entitlement to indemnification is in each case subject to the Indemnified Parties acting in good faith and in a manner the Indemnified Parties reasonably believed to be in or not opposed to the best interests of the Company.

Additionally, the Indemnified Parties will have the right to advancement by the Company of expenses as they are incurred in connection with a proceeding prior to the final disposition of the proceeding.  Under the terms of the Indemnification Agreements, the Indemnified Parties will be entitled to indemnification if the Indemnified Parties are either successful on the merits or otherwise, in whole or in part, in defense of any proceeding or any claim under the proceeding.  The Indemnified Parties are also entitled to indemnification of expenses actually and reasonably incurred in connection with the Indemnified Parties' appearance as a witness or otherwise for legal expenses incurred as a result of or related to the Indemnified Parties' service as a director or officer of the Company in a proceeding to which the Indemnified Parties are not, and are not threatened to be made, a party.

The determination of the Indemnified Parties' entitlement to indemnification under the Indemnification Agreements will be made by independent counsel if a change in control (as defined in the Indemnification Agreements) of the Company has occurred, or otherwise (i) by a majority vote of disinterested directors (or by a committee of disinterested directors designated by a majority vote of such directors), whether or not such majority constitutes a quorum, (ii) if there are no disinterested directors (or if the disinterested directors so direct), by independent counsel or (iii) by the stockholders of the Company.  Under the terms of the Indemnification Agreements, the Indemnified Parties are presumed to be entitled to indemnification and the Company has the burden or proof in making any determination contrary to such presumption.

The description of the Indemnification Agreements described in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		10.1	Form of Indemnification Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Kirk G. Forrest

	Name:	Kirk G. Forrest
	Title:	Vice President, General Counsel and Secretary

Date: May 8, 2009

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

10.1	Form of Indemnification Agreement